                                                                    EXHIBIT 11.1

                           MILLENNIUM CHEMICALS INC.
                       COMPUTATION OF PER SHARE EARNINGS

                                                                                                       WEIGHTED
                                                                                                       AVERAGE
                                                                                                          OF
                                                                                     SHARES             SHARES
                                                                                   OUTSTANDING        OUTSTANDING
                                                                                 ---------------      ----------

BASIC
Shares of Common Stock outstanding at December 31, 1995.......................        74,412,283      74,412,283
                                                                                 ---------------      ----------
Shares of Common Stock outstanding at December 31, 1996.......................        74,412,283      74,412,283
     Issued December 1, 1997..................................................           627,267          52,272
     Issued October 1, 1997...................................................             4,092           1,023
     Issued August   , 1997...................................................            56,006          18,669
                                                                                 ---------------      ----------
Shares of Common Stock and Common Stock Equivalents at December 31, 1997......        75,099,648      74,484,247
                                                                                 ---------------      ----------
Computation of Basic Earnings Per Share
Year ended December 31, 1995:
     Income from continuing operations........................................   $   331,000,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................             $4.45

     Income from discontinued operation.......................................   $    18,000,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................             $0.24

     Net income...............................................................   $   349,000,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................             $4.69

Year ended December 31, 1996:
     Income from continuing operations........................................   $   141,000,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................             $1.89

     Loss from discontinued operations........................................   $(2,842,000,000)
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................           $(38.19)

     Net loss.................................................................   $(2,701,000,000)
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................           $(36.30)

     Pro forma income from continuing operations..............................   $   168,000,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Basic earnings per share.................................................             $2.26

Year ended December 31, 1997:
     Net income...............................................................   $   184,627,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,484,247
     Basic earnings per share.................................................             $2.48




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
                                                                                                       WEIGHTED
                                                                                                       AVERAGE
                                                                                                          OF
                                                                                     SHARES             SHARES
                                                                                   OUTSTANDING        OUTSTANDING
                                                                                 ---------------      ----------

DILUTED
Shares of Common Stock outstanding at December 31, 1995.......................        74,412,283      74,412,283
                                                                                 ---------------      ----------
Shares of Common Stock outstanding at December 31, 1996.......................        74,412,283      74,412,283
     Issued December 1, 1997..................................................           627,267          52,272
     Issued October 1, 1997...................................................             4,092           1,023
     Issued August, 1997......................................................            56,006          18,669
     Options..................................................................                            31,846
     Time-vested restricted stock.............................................                           130,000
                                                                                 ---------------      ----------
Shares of Common Stock and Common Stock Equivalents at December 31, 1997......        75,099,648      74,646,093
                                                                                 ---------------      ----------
Computation of Diluted Earnings per Share
Year ended December 31, 1995:
     Net income...............................................................   $   349,000,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Diluted earnings per share...............................................             $4.69
Year ended December 31, 1996:
     Net loss.................................................................   $(2,701,000,000)
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,412,283
     Diluted earnings per share...............................................           $(36.30)
Year ended December 31, 1997:
     Net income...............................................................   $   184,627,000
                                                                                 ---------------
     Weighted average shares outstanding......................................        74,646,093
     Diluted earnings per share...............................................             $2.47